UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 20, 2006

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue
New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to 2004 Long Term Incentive Compensation Plan

Effective July 20, 2006, the Board of Directors (the “Board”) of Hearst-Argyle Television, Inc. (the “Company”) amended the Company’s 2004 Long Term Incentive Compensation Plan (the “Plan”) to revise the annual automatic equity-based grants to Non-Employee Directors (as defined in the Plan). The amended 2004 Long Term Incentive Compensation Plan (the “Amended Plan”) provides for annual grants of both options and restricted stock. The Plan provided for annual grants of options only.  Specifically, the Amended Plan reduces the number of options that are automatically issued to Non-Employee Directors on an annual basis from 5,000 to 4,000, and provides for annual restricted stock awards of 1,000 shares, and reduces the automatic annual stock option grants to board committee chairpersons from 2,500 options to 2,000 options and provides for annual restricted stock awards to committee chairpersons of 500 shares.  The amended 2004 Long Term Incentive Compensation Plan is attached to this report as Exhibit 10.1

Increase in Annual Cash Compensation to Directors

On May 4, 2006, the Board of the Company approved an increase in the annual fee paid to directors who receive compensation for their Board service from $36,000 to $40,000.  Other cash compensation levels remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ JONATHAN C. MINTZER
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: July 26, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amended 2004 Long Term Incentive Compensation Plan.